UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 related to the Series B Certificate of Designation (as defined below) is incorporated into this Item 3.03 by reference. Following the issuance of the Series B Preferred Stock (as defined below), the stockholders of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) and the shares of Series B Preferred Stock (as defined below), will vote together as a single class on all matters submitted to a vote of the Company’s (as defined below) stockholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation for the Series B Preferred Stock

As previously reported on March 24 2025, on March 21, 2025, Faraday Future Intelligent Electric, Inc. (the “Company”) entered into that certain securities purchase agreement, dated as of March 21, 2025, by and among the Company and the purchasers signatory thereto (the “SPA”) pursuant to which the Company agreed to issue, among other things, shares of a newly designated class of the Company’s authorized and unissued preferred stock, par value $0.0001 per share, as Series B Preferred Stock (the “Series B Preferred Stock”). In connection with the initial closing under the SPA, on April 3, 2025, Faraday Future Intelligent Electric, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate”) with the Secretary of State of the State of Delaware. On April 9, 2025, the Company filed a Certificate of Correction to the Certificate to correct a clerical error (together with the Certificate, the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation designates 9,000,000 shares of the Series B Preferred Stock and establishes and designates the preferences, rights and limitations thereof. The Series B Certificate of Designation became effective upon filing.

Pursuant to the Series B Certificate of Designation:

Convertibility. The shares of Series B Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The shares of Series B Preferred Stock are not entitled to receive dividends.

Voting. Each share of Series B Preferred Stock has one vote on all matters submitted to a vote of the stockholders of the Company.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, each holder of Series B Preferred Stock is entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to (a) (i) the aggregate outstanding principal amount of such holder’s Unsecured Notes (as defined below) minus (ii) the amount received by such holder from the Company pursuant to such holder’s Unsecured Notes in connection with such liquidation divided by (b) the number of shares of Series B Preferred Stock held by the holder at the time of such liquidation.

Transfer Restrictions. The shares of Series B Preferred Stock are not transferrable at any time without the prior written consent of the Company’s board of directors.

Redemption. Upon conversion by a holder of Series B Preferred Stock of each unsecured note (the “Unsecured Note”) or incremental note (the “Incremental Note”) held by such holder, each issued pursuant to the SPA, a number of shares of Series B Preferred Stock equal to the number of shares of Common Stock received by such noteholder upon conversion of such noteholder’s Unsecured Note or Incremental Note will automatically be redeemed by the Company for no consideration, without any further action by the Company or such noteholder, and such redeemed shares will no longer be deemed to be outstanding.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock

3.2	Certificate of Correction of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: April 9, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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